EXHIBIT 99.1

Terra Tech Subsidiary, Edible Garden, Ships First Order of Nutritionally-Enhanced 'SUPERLEAF' Lettuce to ShopRite Supermarkets

NEWPORT BEACH, Calif., May 23, 2016 -- Terra Tech Corp. (OTCQX: TRTC) ("Terra Tech") or (the "Company"), today announced that its subsidiary, Edible Garden, a retail seller of locally grown hydroponic produce, herbs, and floral products, has shipped its first order of nutritionally-enhanced lettuce to ShopRite Supermarkets. The lettuce was developed in partnership with Nutrasorb LLC under the name SUPERLEAF™, in conjunction with Rutgers University, and is the latest addition to Edible Garden's product line of non-GMO fruits and vegetables.

Edible Garden grows and sells two product lines under the SUPERLEAF brand: the Living Salad Mix, a living salad blend high in nutrients, and the fresh cut, ready-to-eat SUPERLEAF Spring Mix. These lettuces are high in vitamins A & C, magnesium, iron and potassium contents. These nutritionally-enhanced, proprietary Green and Red Lettuces were developed by scientists at Rutgers University following years of intensive research and have high levels of fiber and chlorogenic acid. One serving of lettuce contains 2.5x as many antioxidants as blueberries, helping to maintain metabolic health and wellness. These lettuce super blends are grown 100% naturally and are non-GMO Project verified.

Derek Peterson, CEO of Terra Tech, stated, "ShopRite is a leading supermarket in the U. S. with over 300 stores in the Northeast. This order further cements our relationship with ShopRite while demonstrating the value of our product and our growing partnership with Nutrasorb. Through this established customer, our lettuce will be given peak exposure to a broader audience allowing us to gain a sense of its marketing capabilities nationwide. We have always said developing new innovative products to distribute through our existing sales channels is a primary growth driver for Edible Garden and I am pleased we are executing on that strategy. We will continue to provide our customers with the highest quality products and hope the public enjoys our innovative lettuce super blend for everything it has to offer."

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blum, IVXX Inc., Edible Gardens, MediFarm LLC and GrowOp Technology. Blum's retail medical cannabis facilities focus on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blum offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company's wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Krogers, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech's MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada. The Company's wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/
For more information about IVXX visit: http://ivxx.com/
For more information about Blüm Oakland visit: http://blumoak.com/
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For more information about Edible Garden visit: http://www.ediblegarden.com/
Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts
Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to: (i) our ability to integrate Black Oak Gallery, a California corporation ("Black Oak"), as well as vitamin and dietary supplement lines, into the Company's operations, (ii) product demand, market, and customer acceptance of the Company's products, (iii) the Company's ability to obtain financing to expand our operations, (iv) the Company's ability to attract qualified sales representatives, (v) competition, pricing and development difficulties, (vi) the Company's ability to conduct the business of IVXX, Inc., the contemplated businesses of MediFarm, LLC, MediFarm I, LLC, and MediFarm II, LLC, if there are changes in laws, regulations, or government policies related to cannabis, (vii) the Company's ability to conduct operations if disease, insects, or mites affect Edible Garden Corp.'s produce, herbs, and floral products, and (viii) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson
KCSA Strategic Communications
TRTC@kcsa.com